POWER OF ATTORNEY

For Executing Forms ID and Form D

Know by these presents that the undersigned hereby constitutes and appoints MICHAEL C. CARROLL, ESQ. OR PARALEGAL, PHYLLIS CUMMINGS its true and lawful attorney-in-fact:

(1) to execute for and on behalf of the undersigned (i) Forms ID and D (including any amendments thereto) in connection with any offering of securities under Regulation D under the Securities Act of 1933, as amended, and (ii) any other forms necessary to obtain or renew Securities and Exchange Commission access codes, including but not limited to a CIK, a CCC, a Password, a Password, Modification Authorization Code, and a Passphrase; and

(2) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.

Photographic copies of this Power of Attorney shall have the same force and effect as the original. This Power of Attorney shall remain in full force and effect until August 17, 2021, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of August, 2021.

By: /s/ Kathleen T. O'Loughlin, DMD, MPH